QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

[EMC Corporation Letterhead]

March 28, 2003

EMC Corporation
176 South Street
Hopkinton, MA 01748

Ladies and Gentlemen:

        I am Senior Vice President and General Counsel to EMC Corporation, a Massachusetts corporation (the "Company"), and am issuing this opinion in connection with the registration statement on Form S-3 (the "Registration Statement") being filed today by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering of up to 2,500,000 shares (the "Plan Shares") of common stock, par value $.01 per share, of the Company by Fidelity Management Trust Company, as trustee of the grantor trust created in connection with the Company's Executive Deferred Compensation Retirement Plan (the "Plan") to fund the Company's obligations under the Plan.

        In this connection, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of: (i) the Registration Statement; (ii) the Company's Restated Articles of Organization, as amended; (iii) the Plan; (iv) such records of the corporate proceedings of the Company as I have deemed necessary or appropriate as a basis for the opinions set forth herein; and (v) such certificates of officers of the Company and others and such other records and documents as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

        In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinion expressed herein which I have not independently established or verified, I have relied upon statements and representations of other officers and representatives of the Company and others. In rendering this opinion, I have assumed that (i) the Plan Shares have been issued in accordance with the terms and conditions of the Plan, (ii) the Plan Shares have been or will be deferred into the Plan in accordance with the terms of the Plan, (iii) at the time of issuance of the Plan Shares, there shall be a sufficient number of authorized and unissued shares of Company common stock to accommodate such issuance, and (iv) the per share consideration received in exchange for the issuance of any Plan Shares shall not be less than the par value per share of the Company's common stock.

        I am admitted to the Bar of The Commonwealth of Massachusetts and do not purport to be an expert on, or express any opinion concerning, any law other than the substantive law of The Commonwealth of Massachusetts.

        Based upon and subject to the foregoing, I am of the opinion that the Plan Shares have been duly authorized for issuance and, when issued and sold pursuant to and in accordance with the Plan, will be validly issued, fully paid and nonassessable.

        This opinion is given as of the date hereof. I assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to my attention or any changes in laws which may hereafter occur. This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

        I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

        This opinion is furnished by me as Senior Vice President and General Counsel to the Company in connection with the filing of the Registration Statement and is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without the prior express written permission of the Company other than in connection with the offer and sale of Plan Shares while the Registration Statement is in effect.

Very truly yours,
/s/ PAUL T. DACIER Paul T. Dacier Senior Vice President and General Counsel

QuickLinks

  Exhibit 5.1
[EMC Corporation Letterhead]